EXHIBIT 23.1




               INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 of our report dated March 10, 2005, relating to the financial statements of ENGlobal Corporation appearing in the Form 10-K for the year ended December 31, 2004.




/S/ HEIN & ASSOCIATES LLP
Hein & Associates LLP

Houston, Texas
March 30, 2005